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                                                                  EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT, dated as of February 16, 1996, by and between PRECISION RESPONSE CORPORATION, a corporation organized and existing under the laws of the State of Florida (hereinafter referred to as "Employer"), and JAMES MURRAY (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

         WHEREAS, Employer is a Florida corporation engaged in the direct marketing and telemarketing business;

         WHEREAS, Employer desires to employ Employee upon the terms and conditions set forth below and Employee desires to accept employment upon such terms and conditions; and

         WHEREAS, Employer and Employee desire to set forth in writing the terms and conditions of their agreements and understandings with respect to Employee's employment by Employer.

         NOW, THEREFORE, the parties agree as follows:

         1.      EMPLOYMENT

                 Employer hereby employs Employee, and Employee hereby accepts employment by Employer, upon the terms and conditions set forth in this Employment Agreement.

         2.      TERM

                 Subject to the provisions for earlier termination set forth in
Section 9 hereof, this Employment Agreement shall commence on April 1, 1996 and shall continue until 5:00, p.m., March 31, 1999 (the "Employment Term").

         3.      EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

                 Employee represents and warrants to Employer that he is free to accept employment with Employer as contemplated herein and has no other written or oral obligations or commitments of any kind or nature which would in any way interfere with his acceptance of employment pursuant to the terms hereof or the full performance of his obligations hereunder or the exercise of his best efforts in his employment hereunder or which would otherwise pose any conflict of interest.


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         4.      DUTIES AND EXTENT OF SERVICES

                 A. Duties. Employee's duties and responsibilities hereunder shall be those reasonably assigned to him from time to time by Employer, consistent with the following: (i) Employee shall serve as Chief Operating Officer of Employer and be responsible to perform the duties usually and customarily required of an executive who holds such position; (ii) Employee shall be responsible for overseeing and managing the day-to-day operations and activities of the business of Employer, including all teleservices, fulfillment and information services operations and activities; (iii) Employee shall prepare or cause to be prepared and supervise the preparation of all required and requested budgets, pro forma financial statements and other projections relating to Employer's financial and business objectives and goals, and shall manage Employer's operations in a manner best designed to attain such goals and objectives; (iii) Employee shall have overall, primary responsibility for the quality of Employer's services to its clients and all quality-control procedures and activities; (iv) Employee shall manage and interface with all of the directors of Employer's various groups and divisions, and have responsibility for directing and improving their performance; and (v) Employee shall generally consult with the Board of Directors and senior management of Employer with respect to strategic and important business and production decisions of all kinds and any other matters consistent with or related to any of the foregoing. Employee shall report directly to Employer's Chairman of the Board, Chief Executive Officer, President and Board of Directors as from time to time requested by any of the foregoing. Subject to the provisions of
Section 3.B., Employee agrees to devote his full and exclusive time, skill, attention and energy diligently and competently to perform the duties and responsibilities properly assigned to him hereunder, or pursuant hereto.

                 B. Rules and Regulations. Employee agrees to abide by the rules and regulations of Employer promulgated by Employer from time to time with respect and applicable to Employer's similarly-situated employees generally, which are all hereby incorporated by reference and made a part of this Employment Agreement.

                 C. Place of Service. Employee shall render his services generally in northern Dade County, Florida, and shall not be obligated to maintain his office in any place other than, Dade, Broward or Palm Beach County, Florida, however, Employee shall be obligated to travel as necessary to fulfill his duties, and Employee understands that such travel may, during certain periods, be extensive.





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         5.      COMPENSATION

                 A.       Base Compensation.  Subject to the provisions of
Section 9 of this Employment Agreement, Employer shall pay salary to Employee ("Salary") based upon the rate of $200,000 per annum. Employer may decide, in its sole discretion, to increase the Salary for the second and/or third years of the Employment Term. Salary shall be payable in accordance with Employer's normal payroll practices for its employees and shall be subject to payroll deductions and tax withholdings in accordance with Employer's usual practices and as required by law. Presently, payroll is made on a bi-weekly basis.

                 B. Bonus Compensation. Employee shall be entitled to an annual bonus in respect of each of the three years of the Employment Term in an amount equal to 1% of Employer's pre-tax net income, as set forth in Employer's annual audited financial statements (the "Bonus Amount"). The Bonus Amount for the first year of the Employment Term shall equal 1% of Employer's pre-tax net income for its 1996 fiscal year. The Bonus Amount for the second year of the Employment Term shall equal 1% of Employer's pre-tax net income for its 1997 fiscal year. The Bonus Amount for the third year of the Employment Term shall equal 1% of Employer's pre-tax net income for its 1998 fiscal year. Each annual Bonus Amount shall be paid on or before March 31 of each year of the Employment Term. Each Bonus Amount shall be subject to payroll deductions and tax withholdings in accordance with Employer's usual payroll practices and as required by law.

         6.      FRINGE BENEFITS AND EXPENSES

                 A. Employee Benefits. Employee shall be entitled to all benefits and fringe benefits (such as individual and family health, dental, life and disability insurance, qualified and unqualified pension, profit sharing, deferred compensation and incentive plans, stock option and stock purchase plans, etc.) which are made available by Employer from time to time, in Employer's sole discretion, to its senior executives generally.

                 B. Expenses. Employer shall reimburse Employee for his reasonable out-of-pocket costs and expenses in connection with the performance of his duties and responsibilities hereunder, subject to Employee's presentation of appropriate documentation and, if requested, justification therefor.

                 C. Auto. Employer shall provide to Employee an automobile allowance of $850.00 per month during the Employment Term in order to defray Employee's automobile expenses incurred in the performance of his duties, but shall not be obligated to provide Employee with an automobile.

         7.      VACATIONS





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                 Employee shall be entitled to five weeks vacation each full year of the Employment Term, with full compensation, which, to the extent unused, may be carried over from year to year (provided, however, that Employee shall not be entitled to be compensated for any unused vacation days upon termination of employment). The periods during which Employee will be absent from work for vacation shall be at the reasonable discretion of Employer.

         8.      FACILITIES

                 Employer shall provide and maintain (or cause to be provided and maintained) such facilities, equipment, supplies and personnel as it deems reasonably necessary for Employee's performance of his duties and responsibilities under this Employment Agreement.

         9.      TERMINATION OF EMPLOYMENT

                 A. Termination Events. Employee's employment under this Employment Agreement may be terminated by Employer only as follows: with or without Cause (as hereinafter defined), effective upon the delivery of written notice to Employee; upon Employee's death; or upon Employee becoming Disabled (as later defined) and receiving written notice of termination from Employer to that effect. Employee may terminate his employment under this Employment Agreement by giving written notification of his resignation to Employer which shall specify a resignation date no earlier than 90 days following the date of such notice of resignation.

                 B. Definitions of Cause and Disabled. For purposes of this Employment Agreement, "Cause" shall mean and include: (i) commission of a felony, or commission of acts of fraud, embezzlement or the like on or with respect to Employer; (ii) habitual drunkenness during business hours or at Employer's premises; (iii) use of illicit drugs during business hours or at Employer's premises; (iv) abandonment of employment duties; or (v) material breach by Employee of this Employment Agreement which, if curable, is not cured by Employee within 30 days following his receipt of written notice thereof (such notice shall specify in reasonable detail the nature of the material breach and the curative steps, if curable, required to be taken). Employee shall be deemed "Disabled" for purposes of this Agreement (a) if he is unable, due to physical, mental or emotional illness or injury, to perform substantially all of his duties and responsibilities for Employer for a continuous period of 120 days, or (b) if he is adjudicated as an incompetent and has a guardian appointed to handle his affairs, or (c) if following the occurrence of a serious physical, mental or emotional illness or injury he is determined to be permanently disabled by a State of Florida certified medical doctor or psychiatrist (as applicable) or otherwise as follows: If Employer believes that Employee is permanently disabled, Employer





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shall notify Employee of such belief.  If Employee responds in writing within
10 days that he agrees that he is permanently disabled, Employee shall be deemed Disabled. If Employee disagrees, the parties shall within 10 days mutually select a medical doctor or psychiatrist (as applicable) to make the determination. The parties shall use their best efforts to cause the examination(s) and the determination to be made within 30 days. If they cannot agree on a medical doctor or psychiatrist within 10 days, they shall, within the next 10 days, each select one doctor to make the determination. The parties shall use their best efforts to cause such two doctors to complete their examinations and make their determinations within 30 days of notification to them of their selection. If the two doctors reach different conclusions, they shall, as promptly as possible, be directed by the parties to appoint (jointly) a third medical doctor or psychiatrist to make the determination.
The parties shall use their best efforts to cause such third doctor to make his or her examinations and his or her determination within 30 days of being engaged to do so. If (a) above applies, Employee shall be deemed Disabled on the last day of the 120-day period. If (b) above applies, Employee shall be deemed Disabled on the date of adjudication as an incompetent and the appointment of the guardian. If (c) above applies, Employee will be deemed Disabled on, as applicable, the date of his response agreeing to his permanent disability, the date that the mutually-selected doctor makes a determination of permanent disability, the date by which the two doctors selected have both made a determination of permanent disability, or the date on which the third doctor makes a determination of permanent disability, or the date of certification by the State of Florida medical doctor or psychiatrist (as applicable).

                 C. Effect of Termination For Cause or Employee's Resignation. In the event that Employee's employment under this Employment Agreement is terminated by Employer with Cause, or because Employee resigns from or quits his employment, Employer shall pay to Employee, within thirty
(30) days following the date of such termination, the Salary, if any, accrued and unpaid through the date of termination, and shall pay and provide to Employee the amounts and items payable and to be provided under Section 6 through the date of such termination; and Employee shall not be entitled to any other compensation, remuneration or other sums provided for in this Employment Agreement or to which Employee might otherwise be entitled hereunder or at law or in equity, including, without limitation, any unpaid Bonus Amount.

                 D. Compensation Upon Death or Disability. Upon the death of Employee, or termination of employment because Employee is Disabled, Employer shall pay to Employee, his legal guardian or the legal representative of Employee's estate (or heir as designated by the legal representative of Employee's estate at such time), (i) within thirty (30) days following the date of Employee's death or





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termination, the Salary, if any, accrued and unpaid through the date of termination, and shall pay and provide to Employee the amounts and items payable and to be provided under Section 6 through the date of death or termination, and (ii) as and when it would have been payable, the Bonus Amount for that year, prorated for the portion of the year prior to the date of employment termination; and Employee (or such legal guardian, legal representative or any heirs) shall not be entitled to any other compensation, remuneration or other sums provided for in this Employment Agreement or to which Employee might otherwise be entitled hereunder or at law or in equity.

                 E. Compensation Upon Termination Without Cause. In the event that Employer terminates Employee's employment under this Employment Agreement without Cause, Employee's sole and exclusive compensation and remedy hereunder shall be to receive from Employer, and Employer shall pay and provide, (i) the amount of Salary, if any, accrued and unpaid through the date of termination, and the amounts and items payable and to be provided under
Section 6 through the date of termination, payable within thirty (30) days following termination of employment, and (ii) the lower of (A) the Salary, the Bonus Amounts, and the amounts and items payable and to be provided under
Section 6, in each case, that Employee would have received during the period following termination through the expiration of the Employment Term (March 31, 1999), as and when payable (as if Employee had remained an employee of Employer), and (B) the sum of $300,000, payable in twelve (12) equal monthly installments during the twelve (12) month period following employment termination. For purposes of determining which of (A) or (B) is lower, the remaining Bonus Amounts may be estimated by Employer (but if (A) is lower based upon such estimates and is, therefore, the severance package, the actual Bonus Amounts shall be paid). Employee shall be entitled to the foregoing regardless of any employment or other activity (unless a breach of Section 11 hereof) obtained by Employee or in which Employee engages following termination of his employment, regardless of the amount of any compensation, profits or other benefits derived by Employee therefrom, and regardless of any other personal circumstance of Employee which may then exist.

                 F. Key-Man Insurance. In the event that Employer has obtained or obtains a key-man term insurance policy (the "Policy") on the life of Employee, all proceeds payable in respect thereof shall be the property solely of Employer. In the event that Employee's employment terminates for any reason other than Employee's death, Employee may request that the Policy be assigned to Employee by giving written notice to Employer to that effect. Subject to obtaining any requisite consent from the insurer, Employer shall, if Employee has so requested, assign the Policy to Employee subject to Employee's reimbursement to Employer of any premiums paid by Employer which relate to any period following the date of termination of Employee's employment, and the cash value,





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if any, of the Policy.  In the event that Employer desires to obtain any such
Policy, Employee shall fully cooperate in Employer's efforts, including submitting to medical exams and tests and executing and delivering applications and information statements.

         10.     NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

                 A. Confidential Information. Employee acknowledges that Employee has been informed by Employer of Employer's policy to maintain as secret and confidential all information and materials relating to (i) the financial condition, operations, business and interests of Employer, (ii) the systems, know-how, records, products, services, cost information, inventions, computer software programs, marketing and sales techniques and/or programs, methods, methodologies, manuals, lists and other trade secrets from time to time acquired, sold, developed, maintained and/or used by Employer, and (iii) the nature and terms of Employer's relationships with its clients, suppliers, lenders, underwriters, vendors, consultants, independent contractors, attorneys, accountants and employees (all such information and materials being hereinafter collectively referred to as "Confidential Information"). Employee further acknowledges that such Confidential Information is of great value to Employer and has been developed by Employer as a result of substantial effort and expense. Therefore, Employee understands that it is reasonably necessary to protect Employer's good will, trade secrets and business interests that Employee agree and, accordingly, Employee does hereby agree, that Employee will not directly or indirectly (except where authorized by the Board of Directors, Chairman of the Board, Chief Executive Officer or President of Employer for the benefit of Employer and/or as required in the course of his employment) at any time hereafter divulge or disclose for any purpose to any persons, firms, corporations or other entities (hereinafter referred to collectively as "Third Parties"), or use or cause or authorize any Third Parties to use, any such Confidential Information, except as otherwise required by law.

                 B. Employer's Materials. In accordance with the foregoing, Employee furthermore agrees that (i) Employee will at no time retain or remove from the premises of Employer any products, prototypes, drawings, notebooks, software programs or discs, tapes or similar containers of software, manuals, data, books, records, materials or documents of any kind or description for any purpose unconnected with the strict performance of Employee's duties with Employer and (ii) upon the cessation or termination of Employee's employment with Employer for any reason, Employee shall forthwith deliver or cause to be delivered up to Employer any and all drawings, notebooks, software programs or discs, tapes or similar containers of software, manuals, data, books, records, materials and other documents and materials in Employee's possession or under Employee's control relating to any Confidential Information or any




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other material or thing which is otherwise the property of Employer.

         11.     COVENANT-NOT-TO-COMPETE

                 In view of (a) the Confidential Information known to and to be obtained by or disclosed to Employee, and (b) the substantial consideration paid and payable to Employee under this Employment Agreement, and as a material inducement to Employer to enter into this Employment Agreement and to employ Employee and to pay to Employee the substantial compensation Employee will be receiving, Employee covenants and agrees that, for as long as Employee is employed by Employer and for a period of two (2) years after the later of (i) the date Employee ceases for any reason to be employed by Employer and (ii) the date Employee ceases to receive any Salary (as severance pay or otherwise) from Employer, Employee shall not, directly or indirectly, (A) sell any products or services sold or offered by Employer to any client or former client of Employer, (B) solicit the services of, or hire, directly or indirectly, whether on his own behalf or on behalf of others, any managerial or executive employee or account manager or programmer of Employer or who was employed by Employer at any time during the period commencing one year prior to the commencement of the Employment Term and ending on the date of termination of Employee's employment, or (C) in any capacity engage in any venture, enterprise, activity or business, passively or actively, as an owner, consultant, adviser, attorney, participant, employee or agent, competitive with the business of Employer anywhere within the continental United States. Employee acknowledges that the business of Employer is national in scope, that one can effectively compete with such business from anywhere in the continental United States, and that, therefore, such geographical area of restriction is reasonable in the circumstances to protect Employer's trade secrets and other legitimate business interests.

         12.     EMPLOYER'S REMEDIES FOR BREACH OF SECTIONS 10 AND 11

                 Employee covenants and agrees that if Employee shall violate or breach any of Employee's covenants or agreements provided for in Sections 10 or 11 hereof, Employer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations and benefits which Employee directly or indirectly has realized and realizes as a result of, growing out of or in connection with any such violation or breach. In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provisions of Sections 10 or 11 hereof, Employer shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief (without being required to post bond or other security) from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened or imminent breach or violation by





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Employee, by Employee's partners, agents, representatives, servants, employers or employees and/or by any Third Parties. Employer shall be entitled to such injunctive or other equitable relief in addition to any ascertainable damages which are suffered, together with reasonable attorneys' and paralegals' fees and costs and other costs incurred in connection with any such litigation, both before and at trial and at all tribunal levels. It is understood that resort by Employer to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which Employer may have with respect to such breach or violation.

         13.     REASONABLENESS OF RESTRICTIONS

                 A. Reasonableness. Employee acknowledges that any breach or violation of Section 10 or 11 hereof will cause irreparable injury and damage and incalculable harm to Employer and that it would be very difficult or impossible to measure all of the damages resulting from any such breach or violation. Employee further acknowledges that Employee has carefully read and considered the provisions of Sections 10, 11 and 12 hereof and, having done so, agrees that the restrictions and remedies set forth in such Sections (including, but not limited to, the time period, geographical and types of restrictions imposed) are fair and reasonable and are reasonably required for the protection of the business, trade secrets, interests and good will of Employer.

                 B. Severability. Employee understands and intends that each provision and restriction agreed to by Employee in Sections 10, 11 and 12 hereof shall be construed as separate and divisible from every other provision and restriction. In the event that any one of the provisions of, or restrictions in, Sections 10, 11 and/or 12 hereof shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, the remaining provisions thereof and restrictions therein shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provisions or restrictions had not been included. In the event that any such provision relating to time period, geographical and/or type of restriction shall be declared by a court of competent jurisdiction to exceed the maximum or permissible time period, geographical or type of restriction such court deems reasonable and enforceable, said time period, geographical and/or type of restriction shall be deemed to become and shall thereafter be the maximum time period, geographical area and/or type of restriction which such court deems reasonable and enforceable.

                 C. Survivability. The restrictions, acknowledgements, covenants and agreements of Employee set forth in Sections 10, 11, 12 and 13 of this Employment Agreement shall survive any termination of this Employment Agreement or of Employee's





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employment (for any reason, including expiration of the Employment Term).

         14.     REGISTRATION RIGHTS

                 A. Piggyback Rights. If, during any Applicable Period (as defined below), Employer shall propose to file a registration statement or statements under the Securities Act of 1933, as amended (the "Act") in respect of an underwritten distribution by any holders of any of Employer's securities, whether or not together with a distribution of Employer's securities by Employer (other than a registration statement on Form S-8, S-9, or S-14 or a registration statement relating to an exchange offer), Employer shall each such time give written notice to Employee of such proposal not later than ten business days prior to the date each such registration statement is so filed and, upon the written request of Employee received no later than three business days prior to such filing, Employer shall (subject to all of the provisions of this Section 14) include therein such number of shares of the common stock of Employer owned by Employee ("Employee Common Stock") which are specifically designated in such written request as being proposed to be distributed by him and requested to be included in such registration statement. Employer further agrees to use its best efforts to keep effective any registration statement which pursuant to this Section 14 includes any of the Employee Common Stock for a period commencing on the initial effective date of such registration statement and ending on the earlier of (i) nine months thereafter and (ii) the completion of the offering of the Employee Common Stock which is covered thereby; provided, however, that such obligation of Employer to keep such registration statement effective shall be subject to the exceptions set forth below. "Applicable Period" means, with respect to an underwritten primary registration, the period commending April 1, 1997 and ending April 1, 1999, and means, with respect to any underwritten secondary registration, the period commencing on the date of completion of Employer's offering pursuant to its primary registration and ending on the third anniversary thereof. The number of shares of Employee Common Stock which may be included in any registration the effective date of which is prior to April 1, 1999 shall be limited to a percentage of the Employee Common Stock owned by Employee on the date hereof which is equal to the higher of the following percentages - - (a) the percentage of the total number of shares of common stock of Employer collectively owned by Mark Gordon, his immediate family members and trusts for the benefit of his family which are being registered for sale, and (b) the percentage of the total number of shares of common stock of Employer collectively owned by David Epstein, his immediate family members and trusts for the benefit of his family which are being registered for sale.

                 B. Costs and Expenses. Employer shall bear all costs and expenses in connection with any registration statement which





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pursuant to this Section 14 includes Employee Common Stock, including the fees and expenses for the audited and other financial statements concerning the operations of Employer required to be included in such registration statement, and the expenses of printing fees, filing fees and other similar categories of expenses not specifically included above, including the expenses of any filing or similar fees arising from the qualification or exemption of the issuance of any of Employer's securities under state securities or "Blue Sky" laws. Employee shall bear the costs of its own counsel and any discounts or commissions applicable to the sale of the Employee Common Stock pursuant to the registration statement.

                 C. Exceptions to Obligation. Notwithstanding anything to the contrary set forth elsewhere herein: (i) Employer shall not be obligated to file any post-effective amendment to any registration statement which includes Employee Common Stock if such post-effective amendment would require
(a) the inclusion of any financial statements of Employer other than the financial statements of Employer regularly prepared in the ordinary course as of the end of Employer's most recently ended fiscal year preceding the effective date of such registration statement, or (b) the inclusion of any financial statements of any other corporation (other than a parent or subsidiary of Employer for which Employer has the required financial statements); and (ii) Employer shall have the right to suspend at any time Employee's right to sell Employee Common Stock under any such registration statement for such interval of time, from time to time, as may be necessary in order to enable Employer to supplement or amend such registration statement so that it complies in all respects with the requirements of the Act.

                 D. Other Means of Disposal. Notwithstanding anything to the contrary set forth herein, Employer shall not be required to include any Employee Common Stock in a registration statement filed under the Act if such securities, in the opinion of outside counsel to Employer, may properly be disposed of by Employee without such registration.

                 E. Blue Sky. In connection with any registration statement which includes Employee Common Stock, Employer agrees to take all reasonable steps to comply with such Blue Sky or state securities laws as may be reasonably requested by Employee (except that it shall in no event be required to qualify as a foreign corporation or give a general consent to the service of process), and to furnish Employee such number or prospectuses or other documents incident to such registration as he may from time to time reasonably request.

                 F.       Compliance.  All of Employer's obligations under this
Section 14 shall be conditioned upon Employee furnishing to Employer all such information and material as may be reasonably





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requested by Employer or its counsel in connection with any registration statement in which Employee Common Stock is included, and any public offering thereunder, including without limitation all information and material concerning Employee as may be required to be included in such registration statement under the Act and the applicable rules and regulations of the Securities and Exchange Commission, and upon the further condition that Employee shall undertake (i) to do all such things and execute all such additional instruments as may be reasonably necessary or desirable in the opinion of Employer or its outside counsel in connection with such registration statement or public offering, and (ii) to comply in all respects with the Act and all applicable rules and regulations thereunder and with the securities laws of the states in which any such public offering is made.

                 G. Indemnity by Employer. In connection with any registration statement which includes Employee Common Stock, Employer will indemnify Employee and hold him harmless against and in respect of any losses, claims, damages or liabilities, joint or several (including legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability or action) to which Employee may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that any such untrue statement or omission is based upon information furnished in writing to Employer by Employee or any of his representatives for use in such registration statement.

                 H. Indemnity by Employee. In connection with any registration statement which includes Employee Common Stock, Employee will indemnify and hold Employer, its officers and its directors and any controlling persons or Employer harmless against and in respect of any losses, claims, damages or liabilities, joint or several (including legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action) to which Employer or any such persons may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that any such untrue statement or omission is based upon information





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furnished in writing to Employer by Employee or any of his representatives for inclusion in such registration statement.

                 I. Limitation on Rights. If the managing underwriters advise Employer, with respect to any registration that Employee has requested include Employee Common Stock, that in their opinion the number of securities to be included in such registration exceeds the number which can be sold in such offering, Employer will include in such registration (i) first, the securities Employer proposes to sell, (ii) second, the securities requested to be included therein by the holders, if any, requesting such registration pursuant to a demand registration right, and (iii) third, the securities requested or proposed to be included by Mark Gordon and David Epstein and those holders requesting such registration pursuant to rights similar to Employee's (i.e., piggyback registration rights), pro rata among such persons and holders. Employee acknowledges and consents to the foregoing.

         15.     LAW APPLICABLE

                 This Employment Agreement shall be governed by and construed pursuant to the laws of the State of Florida.

         16.     NOTICES

                 Any notices required or permitted to be given pursuant to this Employment Agreement shall be sufficient if in writing, and delivered personally, by commercial courier service or sent by certified mail, return receipt requested, and sent to Employer's executive offices, to the attention of the Chief Executive Officer, if mailed to Employer, and to Employee's then current residence, if mailed to Employee.

         17.     SUCCESSION

                 This Employment Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, assignees and/or successors in interest of any kind whatever; provided, however, that Employee acknowledges and agrees that he cannot assign or delegate any of his rights, duties, responsibilities or obligations hereunder to any other person or entity. Employer shall have the right to assign its rights and delegate its duties under this Employment Agreement, provided that, in the event of any such assignment, Employer shall remain liable for all of its obligations hereunder.

         18.     ENTIRE AGREEMENT

                 This Employment Agreement constitutes the entire final agreement between the parties with respect to, and supersedes any and all prior agreements between the parties hereto both oral and written concerning, the subject matter hereof and may not be





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amended, modified or terminated except by a writing signed by the parties hereto.

         19.     SEVERABILITY

                 If any provision of this Employment Agreement shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Employment Agreement, and this Employment Agreement shall be carried out as if such invalid or unenforceable provision were not herein contained.

         20.     NO WAIVER

                 A waiver of any breach or violation of any term, provision or covenant herein contained shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be binding.

         21.     ATTORNEYS' FEES

                 In the event that either of the parties to this Employment Agreement institutes suit against the other party to this Employment Agreement to enforce or declare any of his or its rights hereunder, the prevailing party in such action shall be entitled to recover from the other party all reasonable costs thereof, including reasonable attorneys' and paralegals' fees and costs incurred before and at trial and at all tribunal levels, and whether or not suit or any other proceeding is instituted.

         22.     COUNTERPARTS

                 This Employment Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one and the same instrument.





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

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the day and year first above written.

                                        EMPLOYER:

                                        PRECISION RESPONSE CORPORATION, a
                                        Florida corporation


                                        By: /s/ Mark J. Gordon
                                            _______________________________
                                            Mark J. Gordon, Chief Executive
                                            Officer

                                        EMPLOYEE:


                                        /s/ James Murray
                                        _________________________________
                                        JAMES MURRAY


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